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                                                                       Exhibit 1

            Name, business address and present principal occupation
                    of the directors and executive officers
                         of Fulton Financial Group, Inc.
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Directors

     The business address of each director of Fulton Financial Corporation is c/o Fulton Financial Corporation, One Penn Square, Lancaster, Pennsylvania 17604.

     JEFFREY G. ALBERTSON, Attorney, Albertson Ward.

     DONALD M. BOWMAN, JR., Chairman of the Board, D.M. Bowman, Inc. (trucking company).

     HAROLD D. CHUBB, Retired Director of Finance, Brethren in Christ
          Denomination in North America.

     WILLIAM H. CLARK, JR., Retired Partner, Clark, Schaeffer, Jones & Eichner
          (certified public accountants).

     CRAIG A. DALLY, Attorney, Pierce & Dally (law firm).

     FREDERICK B. FICHTHORN, Chairman, F & M Hat Company (manufacturer and distributor of felt and straw hats).

     PATRICK J. FREER, President, Strickler Insurance Agency, Inc. (insurance broker).

     RUFUS A. FULTON, JR., Chairman of the Board and Chief Executive Officer,
          Fulton Financial Corporation.

     EUGENE H. GARDNER, President, Gardner, Rosso & Gardner (investment advisor).

     ROBERT D. GARNER, Retired Chairman of the Board, Fulton Financial
          Corporation.

     CHARLES V. HENRY, III, Attorney, Henry & Beaver, LLP (law firm).

     J. ROBERT HESS, Retired President, Lancaster Malleable Castings Company (manufacturer of malleable iron castings).

     GEORGE W. HODGES, President, The Wolf Organization, Inc. (distributors of lumber and building supplies)

     CAROLYN R. HOLLERAN, Partner, Jerlyn Associates (real estate investments).

     CLYDE W. HORST, Chairman of the Board, The Horst Group, Inc. (diversified holding company).

     SAMUEL H. JONES, JR., Founder, S J Transportation Co. (trucking company).

     DONALD W. LESHER, JR., President, Lesher Mack Sales and Service (truck dealership).

     JOSEPH J. MOWAD, M.D., Director of Urology, Geisinger Medical Center
          (urologist).

     STUART H. RAUB, JR., President, Industrial Piping Systems, Inc.
          (distributor of industrial piping and related items).

     MARY ANN RUSSELL, Retired President and Chief Executive Officer, Maple
          Farm, Inc. (provider of health care services).

     JOHN O. SHIRK, Attorney, Barley, Snyder, Senft & Cohen, LLC (law firm).
          Director since 1983.

     R. SCOTT SMITH, JR., President and Chief Operating Officer of Fulton Financial Corporation

     GARY S. STEWART, Partner, Stewart Associates (real estate developer)

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     JAMES K. SPERRY, Retired Executive Vice President, Fulton Financial
          Corporation, and Retired Chairman of the Board and Chief Executive Officer of Fulton Bank.

     KENNETH G. STOUDT, President, The Stoudt Companies (employee benefit consulting company).

Executive Officers who are not Directors

     The business address of each executive officer of Fulton Financial Group, Inc. who is not a director is c/o Fulton Financial Corporation, One Penn Square, Lancaster, Pennsylvania 17604.

     RICHARD J. ASHBY, JR., Executive Vice President of Fulton Financial
          Corporation and Chairman and Chief Executive Officer of Fulton Bank.

     CHARLES J. NUGENT, Senior Executive Vice President and Chief Financial
          Officer of Fulton Financial Corporation.